EXHIBIT 99.1

Republic Services, Inc. Reports
First Quarter 2022 Results

●	First Quarter Total Revenue Growth of 14 Percent
●	Reported Earnings Per Share of $1.11
●	Increased Adjusted Earnings Per Share 23 Percent Over the Prior Year to $1.14
●	Generated Cash Flow from Operations of $705.6 million and Adjusted Free Cash Flow of $530.9 million
●	Named to Barron's 100 Most Sustainable Companies List for 2022

PHOENIX (May 5, 2022) – Republic Services, Inc. (NYSE: RSG) today reported net income of $352.0 million, or $1.11 per diluted share, for the three months ended March 31, 2022, versus $295.9 million, or $0.93 per diluted share, for the comparable 2021 period. Excluding certain benefits and expenses, on an adjusted basis, net income for the three months ended March 31, 2022 was $360.7 million, or $1.14 per diluted share, versus $297.2 million, or $0.93 per diluted share, for the comparable 2021 period.

“Our strong start to the year was made possible through the execution of our strategy that is designed to generate profitable growth,” said Jon Vander Ark, president and chief executive officer. “We delivered double-digit growth in revenue, EBITDA and free cash flow while making investments to expand our environmental solutions business and further build our differentiated capabilities. Our results demonstrate the positive impact our strategic investments are making in the business, not only for today, but for years to come.”

First-Quarter 2022 Highlights:

*First quarter EPS was $1.11 per share, and adjusted EPS, a non-GAAP measure, was $1.14 per share.

*Cash provided by operating activities was $705.6 million, an increase of 6.7 percent versus the prior year. Adjusted free cash flow, a non-GAAP measure, was $530.9 million, an increase of 14.4 percent versus the prior year.

*Republic's first quarter net income was $352.0 million, or 11.9 percent of revenue.

*First quarter adjusted EBITDA, a non-GAAP measure, was $903.5 million and adjusted EBITDA margin was 30.4 percent of revenue.

*Republic invested $65.6 million in acquisitions.

*The Company closed on the acquisition of US Ecology on May 2, 2022.

*Total cash returned to shareholders was $349.4 million, which included $203.5 million of share repurchases and $145.9 million of dividends paid.

*Revenue growth from average yield was 4.2 percent and volume increased 3.6 percent.

*Core price increased revenue by 6.0 percent. Core price consisted of 7.6 percent in the open market and 3.5 percent in the restricted portion of the business.

*The Company's average recycled commodity price per ton sold during the first quarter was $201. This represents a decrease from the fourth quarter of 2021 of $17 per ton and an increase of $68 per ton over the prior year.

*The Company was named to Barron's 100 Most Sustainable Companies List.

Company Declares Quarterly Dividend

Republic announced today that its Board of Directors declared a regular quarterly dividend of $0.46 per share for shareholders of record on July 1, 2022. The dividend will be paid on July 15, 2022.

Presentation of Certain Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted free cash flow are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the U.S. environmental services industry. Through its subsidiaries, the Company provides superior service offerings while partnering with customers to create a more sustainable world. For more information, visit RepublicServices.com, or follow us at Facebook.com/RepublicServices, @RepublicService on Twitter or Republic Services on LinkedIn.

For more information, contact:
Media Inquiries	Investor Inquiries
Donna Egan (480) 757-9770	Stacey Mathews (480) 718-6548
media@RepublicServices.com	investor@RepublicServices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39.0	$29.0
Accounts receivable, less allowance for doubtful accounts and other of $44.0 and $38.5, respectively	1,306.1	1,271.4
Prepaid expenses and other current assets	350.7	410.4
Total current assets	1,695.8	1,710.8
Restricted cash and marketable securities	117.2	139.0
Property and equipment, net	9,191.1	9,232.1
Goodwill	12,832.7	12,826.0
Other intangible assets, net	258.0	259.5
Other assets	785.3	787.6
Total assets	$24,880.1	$24,955.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$846.6	$910.0
Notes payable and current maturities of long-term debt	8.8	8.2
Deferred revenue	408.2	381.3
Accrued landfill and environmental costs, current portion	122.5	124.5
Accrued interest	53.5	62.1
Other accrued liabilities	818.5	929.5
Total current liabilities	2,258.1	2,415.6
Long-term debt, net of current maturities	9,608.9	9,546.2
Accrued landfill and environmental costs, net of current portion	1,857.1	1,837.7
Deferred income taxes and other long-term tax liabilities, net	1,252.9	1,229.5
Insurance reserves, net of current portion	299.4	303.9
Other long-term liabilities	619.0	642.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 319.9 and 319.6 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,805.3	2,789.5
Retained earnings	6,681.4	6,475.6
Treasury stock, at cost; 4.1 and 2.4 shares, respectively	(492.4)	(274.8)
Accumulated other comprehensive loss, net of tax	(13.5)	(14.6)
Total Republic Services, Inc. stockholders' equity	8,984.0	8,978.9
Non-controlling interests in consolidated subsidiary	0.7	0.8
Total stockholders' equity	8,984.7	8,979.7
Total liabilities and stockholders' equity	$24,880.1	$24,955.0

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$2,968.8	$2,595.9
Expenses:
Cost of operations	1,762.3	1,533.8
Depreciation, amortization and depletion	310.4	282.1
Accretion	21.7	20.5
Selling, general and administrative	307.8	265.4
Gain on business divestitures and impairments, net	—	(1.1)
Restructuring charges	6.0	2.8
Operating income	560.6	492.4
Interest expense	(83.5)	(78.4)
Loss from unconsolidated equity method investments	(3.8)	(16.5)
Interest income	0.5	0.8
Other (expense) income, net	(1.6)	1.8
Income before income taxes	472.2	400.1
Provision for income taxes	120.3	103.7
Net income	351.9	296.4
Net (income) loss attributable to non-controlling interests in consolidated subsidiary	0.1	(0.5)
Net income attributable to Republic Services, Inc.	$352.0	$295.9
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.11	$0.93
Weighted average common shares outstanding	316.6	319.4
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.11	$0.93
Weighted average common and common equivalent shares outstanding	317.2	319.8
Cash dividends per common share	$0.460	$0.425

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Three Months Ended March 31,
	2022	2021
Cash provided by operating activities:
Net income	$351.9	$296.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	332.1	302.6
Non-cash interest expense	18.8	16.0
Stock-based compensation	12.4	12.6
Deferred tax provision	24.9	15.3
Provision for doubtful accounts, net of adjustments	6.6	4.3
Loss on disposition of assets and asset impairments, net	(1.7)	(0.6)
Environmental adjustments	—	(1.5)
Loss from unconsolidated equity method investments	3.8	16.5
Other non-cash items	3.4	(0.5)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(38.4)	(8.9)
Prepaid expenses and other assets	54.8	62.5
Accounts payable	73.0	27.6
Capping, closure and post-closure expenditures	(7.1)	(11.0)
Remediation expenditures	(10.0)	(8.9)
Other liabilities	(118.9)	(61.4)
Cash provided by operating activities	705.6	661.0
Cash used in investing activities:
Purchases of property and equipment	(334.1)	(331.0)
Proceeds from sales of property and equipment	16.8	2.1
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(81.6)	(18.0)
Cash received from business divestitures	—	0.8
Purchases of restricted marketable securities	(2.5)	(7.4)
Sales of restricted marketable securities	2.1	8.9
Other	(0.1)	—
Cash used in investing activities	(399.4)	(344.6)
Cash provided by (used in) financing activities:
Proceeds from notes payable and long-term debt, net of fees	638.9	1,242.4
Payments of notes payable and long-term debt	(590.9)	(1,422.5)
Issuances of common stock	(11.5)	(12.3)
Purchases of common stock for treasury	(203.5)	(12.7)
Cash dividends paid	(145.9)	(135.5)
Distributions paid to non-controlling interests in consolidated subsidiary	—	—
Contingent consideration payments	(1.8)	(1.7)
Cash used in financing activities	(314.7)	(342.3)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(8.5)	(25.9)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	105.6	114.2
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$97.1	$88.3

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2021. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022		2021
Collection:
Residential	$627.9	21.1%	$593.1	22.8%
Small-container	915.6	30.8	810.2	31.2
Large-container	621.1	20.9	534.4	20.6
Other	12.4	0.4	12.3	0.5
Total collection	2,177.0	73.2	1,950.0	75.1
Transfer	362.7		331.3
Less: intercompany	(197.8)		(185.1)
Transfer, net	164.9	5.6	146.2	5.6
Landfill	617.2		565.1
Less: intercompany	(269.0)		(249.3)
Landfill, net	348.2	11.7	315.8	12.2
Environmental solutions	108.9		39.0
Less: intercompany	(9.6)		(4.1)
Environmental solutions, net	99.3	3.4	34.9	1.3
Other:
Recycling processing and commodity sales	99.8	3.4	87.6	3.4
Other non-core	79.6	2.7	61.4	2.4
Total other	179.4	6.1	149.0	5.8
Total revenue	$2,968.8	100.0%	$2,595.9	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Average yield	4.2%	2.3%
Fuel recovery fees	1.9	(0.4)
Total price	6.1	1.9
Volume	3.6	(0.8)
Change in workdays	—	(0.6)
Recycling processing and commodity sales	0.4	0.8
Environmental solutions	0.4	(0.7)
Total internal growth	10.5	0.6
Acquisitions / divestitures, net	3.9	1.0
Total	14.4%	1.6%

Core price	6.0%	4.3%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 4.5% and 2.5% for the three months ended March 31, 2022 and 2021, respectively. Core price as a percentage of related-business revenue was 6.5% and 4.5% for the three months ended March 31, 2022 and 2021, respectively.
The following table reflects changes in average yield and volume, as a percentage of total revenue by line of business, for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022		2021
	Yield	Volume	Yield	Volume
Collection:
Residential	3.7%	(0.4)%	3.3%	(0.6)%
Small-container	4.8%	4.1%	3.1%	(2.8)%
Large-container	7.2%	4.6%	1.1%	(2.1)%
Landfill:
Municipal solid waste	2.6%	1.7%	2.5%	3.5%
Construction and demolition waste	2.1%	5.0%	4.4%	(2.4)%
Special waste	—%	8.5%	—%	1.9%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three months ended March 31, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2022		2021
Labor and related benefits	$608.9	20.5%	$555.7	21.4%
Transfer and disposal costs	211.7	7.1	192.4	7.4
Maintenance and repairs	268.7	9.0	237.4	9.2
Transportation and subcontract costs	213.3	7.2	168.9	6.5
Fuel	129.3	4.4	78.9	3.0
Disposal fees and taxes	79.4	2.7	77.7	3.0
Landfill operating costs	61.4	2.1	57.4	2.2
Risk management	68.5	2.3	59.3	2.3
Other	121.1	4.1	106.1	4.1
Total cost of operations	$1,762.3	59.4%	$1,533.8	59.1%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three months ended March 31, 2022 and 2021 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2022		2021
Salaries	$212.9	7.2%	$194.3	7.4%
Provision for doubtful accounts	6.6	0.2	4.3	0.2
Other	83.5	2.8	66.8	2.6
Subtotal	303.0	10.2	265.4	10.2
US Ecology Inc. acquisition integration and deal costs	4.8	0.2	—	—
Total selling, general and administrative expenses	$307.8	10.4%	$265.4	10.2%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three months ended March 31, 2022 and 2021. Our definitions of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

EBITDA and EBITDA Margin
The following table calculates EBITDA and EBITDA margin for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022		2021
		As a Percent		As a Percent
	In Dollars	of Revenue	In Dollars	of Revenue
Net income attributable to Republic Services, Inc.	$352.0	11.9%	$295.9	11.4%
Net income (loss) attributable to noncontrolling interests	(0.1)		0.5
Provision for income taxes	120.3		103.7
Other expense (income), net	1.6		(1.8)
Interest income	(0.5)		(0.8)
Interest expense	83.5		78.4
Depreciation, amortization and depletion	310.4		282.1
Accretion	21.7		20.5
EBITDA and EBITDA margin	$888.9	29.9%	$778.5	30.0%

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022		2021
		As a Percent		As a Percent
	In Dollars	of Revenue	In Dollars	of Revenue
EBITDA	$888.9	29.9%	$778.5	30.0%
Loss from unconsolidated equity method investments	3.8		16.5
Restructuring charges	6.0		2.8
Gain on business divestitures and impairments, net	—		(1.1)
US Ecology, Inc. acquisition integration and deal costs	4.8		—
Total adjustments	14.6		18.2
Adjusted EBITDA and adjusted EBITDA margin	$903.5	30.4%	$796.7	30.7%
Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(2)	Republic	Share	Income	Impact(2)	Republic	Share
As reported	$472.2	$120.3	$352.0	$1.11	$400.1	$103.7	$295.9	$0.93
Restructuring charges(1)	6.0	1.6	4.4	0.02	2.8	0.7	2.1	—
Gain on business divestitures and impairments, net(1)	—	—	—	—	(1.1)	(0.3)	(0.8)	—
US Ecology, Inc. acquisition integration and deal costs	4.8	0.5	4.3	0.01	—	—	—	—
Total adjustments	10.8	2.1	8.7	0.03	1.7	0.4	1.3	—
As adjusted	$483.0	$122.4	$360.7	$1.14	$401.8	$104.1	$297.2	$0.93
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended March 31, 2021.
(2) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.

Loss from unconsolidated equity method investments. The loss from unconsolidated equity method investments primarily relates to non-controlling equity interests in certain limited liability companies that qualified for investment tax credits under Section 48 of the Internal Revenue Code. We believe that adjusting EBITDA for our loss from unconsolidated equity method investments is useful to our investors as the relevant income tax benefit, primarily investment tax credits, is not included in the calculation of EBITDA.
Restructuring charges. In 2022 and 2021, we incurred costs related to the redesign of certain back-office software systems.
Gain on business divestitures and impairments, net. During the three months ended March 31, 2021, we recorded a net gain on business divestitures and impairments of $1.1 million.
US Ecology, Inc. acquisition integration and deal costs. During the three months ended March 31, 2022, we incurred $4.8 million of acquisition integration and deal costs in connection with the acquisition of US Ecology, Inc., which closed on May 2, 2022.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Cash provided by operating activities	$705.6	$661.0
Property and equipment received	(197.9)	(202.1)
Proceeds from sales of property and equipment	16.8	2.1
Restructuring payments, net of tax	4.3	2.9
Divestiture related tax payments	—	0.3
US Ecology, Inc. acquisition integration and deal costs, net of tax	2.1	—
Adjusted free cash flow	$530.9	$464.2
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$334.1	$331.0
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(136.2)	(128.9)
Property and equipment received during the period	$197.9	$202.1
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of March 31, 2022 and December 31, 2021, accounts receivable were $1,306.1 million and $1,271.4 million, net of allowance for doubtful accounts of $44.0 million and $38.5 million, respectively, resulting in days sales outstanding of 40.0, or 27.5 days net of deferred revenue, compared to 39.2, or 27.5 days net of deferred revenue, respectively.

CASH DIVIDENDS
In January 2022, we paid a cash dividend of $145.9 million to shareholders of record as of January 3, 2022. As of March 31, 2022, we recorded a quarterly dividend payable of $145.3 million to shareholders of record at the close of business on April 1, 2022, which was paid on April 14, 2022.
SHARE REPURCHASE PROGRAM
During the three months ended March 31, 2022, we repurchased 1.6 million shares of our stock for $203.5 million at a weighted average cost per share of $124.02. As of March 31, 2022, the remaining authorized purchase capacity under our October 2020 repurchase program was $1.5 billion.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are our ability to effectively integrate and manage companies we acquire, including US Ecology, and to realize the anticipated benefits of any such acquisitions, the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (when filed), particularly under Part II, Item 1A - Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.